                                                                     Exhibit 2.1


                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                           SCIDEL TECHNOLOGIES, LTD.,


                                SCIDEL USA LTD.,


                               ADCO IMAGING LTD.,


                                       AND


                           PRINCETON VIDEO IMAGE, INC.






                          DATED AS OF FEBRUARY 27, 2002

                                TABLE OF CONTENTS

1.       Sale of Assets and Assumption of Liabilities.....................................   1
         1.1.      Transfer of Assets and Assumption of Liabilities.......................   1
         1.2.      Purchased Assets.......................................................   1
         1.3.      Retained Assets........................................................   3
         1.4.      Assumed Liabilities....................................................   3
         1.5.      Liabilities Not Assumed................................................   4
2.       Purchase Price; Purchase Price Allocation........................................   4
         2.1.     Purchase Price..........................................................   4
         2.2.     Purchase Price Allocation...............................................   5
3.       The Closing......................................................................   5
4.       Representations and Warranties of the Seller and the Subsidiaries................   5
         4.1.     Organization, Good Standing, Authority..................................   5
         4.2.     Subsidiaries; Capitalization............................................   5
         4.3.     Authority; Execution; and Effect of Agreement...........................   6
         4.4.     Financial Statements; Closing Financial Condition.......................   6
         4.5.     Liabilities. ...........................................................   7
         4.6.     No Adverse Change.......................................................   7
         4.7.     Taxes...................................................................   7
         4.8.     Title; Condition of Purchased Assets; Absence of Encumbrances...........   9
         4.9.     Patents, Trademarks, and Copyrights.....................................  10
         4.10.    Contracts, Leases, and Commitments......................................  10
         4.11.    Accounts Receivable.....................................................  11
         4.12.    Permits; Compliance with Laws...........................................  11
         4.13.    Employees...............................................................  12
         4.14.    Employee Benefit Plans..................................................  13
         4.15.    Location of Assets......................................................  14
         4.16.    Insurance...............................................................  14
         4.17.    Litigation..............................................................  14
         4.18.    Transactions with Affiliates............................................  15
         4.19     Books and Records.......................................................  15
         4.20.    Improper Payments.......................................................  15
         4.21.    Products and Warranties.................................................  15
         4.22.    Product Liability, Auto Liability and Workers' Compensation.............  16
         4.23.    Government Grant Programs...............................................  16
         4.24.    Accredited Investor.....................................................  16
         4.25.    Legend..................................................................  17
         4.26.    Business Affairs........................................................  17
         4.27.    Brokers and Finders.....................................................  17
         4.28.    Completeness of Schedules and Exhibits..................................  17
         4.29.    Disclosure..............................................................  17
5.       Representations and Warranties of the Purchaser and Parent.......................  17
         5.1.     Organization and Good Standing. ........................................  17
         5.2.     Execution and Effect of Agreement.......................................  18

         5.3.     Restrictions; No Conflicts..............................................  18
         5.4.     Organization and Good Standing of Parent................................  18
         5.5.     Parent's Execution and Effect of Agreement..............................  18
         5.6.     Disclosure..............................................................  19
         5.7.     No Material Adverse Change..............................................  19
         5.8.     Brokers and Finders.....................................................  19
6.       Covenants of the Seller..........................................................  19
         6.1.     Access by the Purchaser and the Parent..................................  19
         6.2.     Conduct of Business.....................................................  20
         6.3.     Representations and Warranties..........................................  20
         6.4.     No Negotiations.........................................................  20
         6.5.     Required Approvals......................................................  21
         6.6.     Seller's and Subsidiaries' Records......................................  21
         6.7.     Post-Closing Cooperation; Referral of Business..........................  21
         6.8.     Change of Name..........................................................  21
7.       Covenants of the Purchaser.......................................................  22
         7.1.     Representations and Warranties..........................................  22
         7.2.     Cooperation and Assistance..............................................  22
         7.3.     Purchaser's Records.....................................................  22
8.       Conditions Precedent to Obligations of the Purchaser.............................  22
         8.1.     Representations and Warranties..........................................  23
         8.2.     Performance of the Seller...............................................  23
         8.3.     Delivery of Bill of Sale................................................  23
         8.4.     Stockholders Agreement..................................................  23
         8.5.     Opinion of Counsel of the Seller........................................  23
         8.6.     Certificate.............................................................  23
         8.7.     Resolutions.............................................................  23
         8.8.     Consents................................................................  23
         8.9.     Litigation..............................................................  24
         8.10.    Release of Liens........................................................  24
         8.11.    Employment Agreements...................................................  24
         8.12.    Non-competition Agreement...............................................  24
         8.13     Patents and Applications Assignment Agreement...........................  24
         8.14     Release of Escrowed Items...............................................  24
9.       Conditions Precedent to Obligations of the Seller and the Subsidiaries...........  24
         9.1.     Representations and Warranties..........................................  25
         9.2.     Performance by the Purchaser............................................  25
         9.3.     Assumption of Liabilities; Purchase Price...............................  25
         9.4.     Opinion of the Purchaser's and Parent's Counsel.........................  25
         9.5.     Certificate.............................................................  25
         9.6.     Certified Resolutions...................................................  25
         9.7.     Litigation..............................................................  25
         9.8.     Consents................................................................  25
         9.9.     Stockholders Agreement..................................................  25
10.      Closing Deliveries...............................................................  26
         10.1.    Deliveries of the Seller and the Subsidiaries...........................  26
         10.2.    The Purchaser's Deliveries..............................................  26

         10.3     Dismissal of Patent Litigation..........................................  27
11.      Restrictive Covenant.............................................................  27
12.      The Seller's and Subsidiary's Employees and Employee Benefits....................  27
         12.1.    Employment..............................................................  27
         12.2.    Severance Benefits......................................................  27
         12.3.    Credit for Accrued Vacation.............................................  28
         12.4.    The Seller's and Subsidiary's Employment Agreements.....................  28
         12.6.    No Rights to Employment.................................................  28
13.      Indemnification..................................................................  28
         13.1.    Indemnification by the Seller and the Subsidiaries......................  28
         13.2.    Indemnification by the Purchaser........................................  29
         13.3.    Further Provisions Regarding Indemnification............................  29
14.      Termination......................................................................  30
         14.1.    Termination Events......................................................  30
         14.2.    Effect of Termination...................................................  30
         14.3.    Confidentiality.........................................................  31
15.      Miscellaneous....................................................................  31
         15.1.    Notices.................................................................  31
         15.2.    Dispute Resolution......................................................  32
         15.3.    Entire Agreement; Modification and Waiver...............................  32
         15.4.    Successors..............................................................  33
         15.5.    Section Headings........................................................  33
         15.6.    Fees and Expenses; Sales Taxes..........................................  33
         15.7.    Severability............................................................  33
         15.8.    Governing Law...........................................................  33
         15.9.    Counterparts............................................................  34


                                   INDEX OF SCHEDULES AND EXHIBITS

Schedules

1.2(a)            Cash and Cash Equivalent Accounts
1.2(b)            Accounts Receivable
1.2(c)            Real Property and Leaseholds
1.2(d)            Equipment and Personal Property
1.2(f)            Trademarks, Service Marks, and Copyrights
1.2(g)            Patents
1.2(h)            Domain Names
1.2(j)            Mortgages, Contracts and Insurance
1.2(k)            Permits, Licenses and Authorizations
1.3               Retained Assets
1.5               Lender Debt
4                 Disclosure Schedule
Section 4.1             Qualification Jurisdictions; Organization Document
Section 4.2             Subsidiaries; Capitalization
Section 4.5             Liabilities
Section 4.6             Adverse Changes
Section 4.7             Taxes
Section 4.8             Liens, Claims, and Encumbrances
Section 4.9             Intellectual Property
Section 4.10            Contract, Leases, Commitments
Section 4.10(a)         Largest Suppliers
Section 4.10(b)         Customers
Section 4.11            Accounts Receivable; Security Arrangements
Section 4.12            Government Licenses, Permits and Authorizations
Section 4.13            Employees
Section 4.14            Employee Benefit Plans
Section 4.16            Insurance
Section 4.17            Litigation
Section 4.18            Transactions with Affiliates
Section 4.21            Standard Terms and Conditions of Sale of Seller's and
                          Subsidiaries' Products and Services
Section 4.22            Workers' Compensation Claims
Section 4.23            Government Grant Programs
5.7               Material Adverse Changes to Parent
6.2               Conduct of Business
8.11              Retained Employees

Exhibits

2.1(a)            Warrant Certificate
2.1(d)(ii)        Form of Escrow Agreement
8.4               Form of Stockholder's Agreement
8.5               Opinion of Counsel to the Seller
8.12              Form of Non-competition Agreement
9.4               Opinion of Counsel to the Purchaser
10.3              Voluntary Dismissal Form

                                    GLOSSARY

Definition                                                     Section

1933 Act......................................................... 4.24
Accounts Receivable.............................................. 1.2
Acquisition Proposal............................................. 6.4
Additional Sale Shares........................................... 2.1
Agreement......................................................Preamble
Assumed Liabilities.............................................. 1.4
Audited Balance Sheet............................................ 4.4
Business Information............................................. 1.2
Cash and Cash Equivalents........................................ 1.2
Claims........................................................... 4.8
Closing.......................................................... 3
Closing Agreement................................................ 4.7
Closing Date..................................................... 3
Compensation Plan................................................ 4.14
Consolidating Filer.............................................. 4.7
Disclosure Schedule..............................................4 Domain
d'mei havra'a....................................................4.13
Names............................................................ 1.2
Equipment........................................................ 1.2
Escrow Shares.................................................... 2.1
Grants........................................................... 4.23
Indemnitee.......................................................13.3
Indemnitor.......................................................13.3
Intellectual Property............................................ 4.9
Inventory........................................................ 1.2
Legal Requirements............................................... 4.3
Lender........................................................... 1.5
Lender Debt...................................................... 1.5
Losses...........................................................13.1
Office of the Chief Scientist.................................... 4.23
Parent .......................................................Preamble
Parent Securities................................................ 2.1
Party............................................................13.3
Patent Rights.................................................... 1.2
Permits.......................................................... 4.12
Plans............................................................ 4.14
Purchase Price................................................... 2.1
Purchased Assets................................................. 1.2
Purchaser's Documents............................................ 5.2
Purchasers ..................................................Preamble
Real Property.................................................... 1.2

Recent Balance Sheet............................................. 4.4
Related Persons.................................................. 4.18
Release Evidence................................................. 8.10
Retained Assets.................................................. 1.3
Retained Liabilities............................................. 1.5
Sale Shares...................................................... 2.1
SEC Reports...................................................... 5.6
Seller ......................................................Preamble
Sellers' Contracts............................................... 1.2
Sellers' Documents............................................... 4.3
Sellers' Permits................................................. 1.2
Severance Obligations............................................ 4.5
Subsidiaries ................................................Preamble
Subsidiary ..................................................Preamble
Taxes............................................................ 4.7
Tax Returns...................................................... 4.7
Tax Ruling....................................................... 4.7
Technology....................................................... 1.2
Trademarks, Service Marks and Copyrights......................... 1.2
Transferred Employees............................................12.1
Tzavei harchava..................................................4.13
Warrant Certificate.............................................. 2.1
Warrant Shares................................................... 2.1

                            ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT ("Agreement") is dated as of February 27, 2002 by and among SciDel Technologies, Ltd., an Israeli corporation (the "Seller"), SciDel USA Ltd. (the "Subsidiary"), Adco Imaging Ltd., an Israeli company (the "Purchaser"), and Princeton Video Image, Inc., a Delaware corporation (the "Parent").

                                    RECITALS

         Subject to the terms and conditions contained in this Agreement, the parties desire that the Purchaser purchase, and the Seller and the Subsidiary sell, substantially all of the assets of the Seller and the Subsidiary, and Purchaser shall assume certain specifically identified liabilities related to the business of the Seller and the Subsidiary. In consideration thereof, the Seller, the Subsidiary, the Purchaser and the Parent desire to make the covenants, conditions, representations, and warranties provided for herein.

         NOW, THEREFORE, in consideration of and reliance on the representations, warranties, covenants, and agreements contained herein, and subject to the terms and conditions set forth in this Agreement, the parties agree as follows:

1. Sale of Assets and Assumption of Liabilities.

         1.1. Transfer of Assets and Assumption of Liabilities. At the Closing (as defined in Section 3), (a) the Seller and the Subsidiary shall assign, transfer, and deliver to the Purchaser, and the Purchaser shall purchase and acquire from the Seller and the Subsidiary, all of the Purchased Assets (as defined in Section 1.2), free and clear of any Claims (as defined in Section 4.8) other than as set forth in Section 4.8 of the Disclosure Schedule, but not the Retained Assets (as defined in Section 1.3), which shall be retained by the Seller or the Subsidiary, as the case may be, and which shall not be transferred or conveyed pursuant to this Agreement; (b) the Purchaser shall assume the Assumed Liabilities (as defined in Section 1.4); and (c) the Purchaser shall deliver the Purchase Price (as defined in Section 2.1) to the Seller.

         1.2. Purchased Assets. The "Purchased Assets" means all of the assets and property of the Seller as of the Closing Date, (as defined in Section 3) real or personal, tangible or intangible, wherever located, other than the Retained Assets, including, without limitation, all of the Seller's right, title, and interest in, to, and under the following:

                  (a) all cash and accounts of the Seller, including all deposit, checking, brokerage, money market and other investment accounts, wherever situated, including, without limitation, those described on Schedule 1.2(a) (the "Cash and Cash Equivalents");

                  (b) all accounts receivable of the Seller, including, without limitation, all property described on Schedule 1.2(b), all prepaid expenses (to the extent transferable to the Purchaser), vendor credits and credit balances and deposits, price adjustments or rights with respect thereto, rebates, and deposits with Bank Hapoalim regarding the guarantee of the lease dated June 23, 1998, by and between the Seller and Merkaz Taya Ltd., manufacturers and others (the "Accounts Receivable");

                  (c) all real property and leasehold interests in real property described in Schedule 1.2(c), together with all improvements and fixtures thereon and interests therein, any prepaid rent, security deposits and options to renew or purchase thereunder (the "Real Property");

                  (d) all equipment, machinery, tools, computer systems (including all hardware and software), furniture, trade fixtures, personalty, vehicles, and other personal property, whether owned, leased or otherwise held by the Seller, including, without limitation, the property described on Schedule 1.2(d), and all rights of the Seller under or pursuant to all warranties, representations and guaranties made by suppliers, manufacturers and contractors in connection with the products sold to or services provided to the Seller, or affecting the property heretofore described (the "Equipment");

                  (e) all office and other supplies, tools, spare parts, advertising, and promotional materials;

                  (f) all common law and registered trademarks, service marks and copyrights, and all unregistered trademarks or copyrights, logos, service marks, trade dress, trade names and copyrightable words, and all applications, registrations, certificates, Section 8 affidavits or foreign equivalents (stating that a mark has been in continual use), renewals, investigations, search reports, histories and other documents or files pertaining thereto, including, without limitation, the trademarks, service marks and copyrights described on Schedule 1.2(f) (the "Trademarks, Service Marks and Copyrights");

                  (g) all patents and patent applications, as well as all reissues, divisions, continuations and continuation-in-part applications and any other patents issuing thereon, and all license agreements and other agreements which relate to inventions and discoveries and any patent applications and patents thereon, as well as improvements therein which are owned, licensed, used or held for use by the Seller, including, without limitation, the patents, patent applications and licenses described on Schedule 1.2(g) (the "Patent Rights");

                  (h) all domain names, World Wide Web addresses, net names and other data or information of the Seller relating to the internet, including, without limitation, as set forth on Schedule 1.2(h) (the "Domain Names");

                  (i) all technical information and know-how, confidential and non-confidential, which is used or held for use by or on behalf of the Seller, including, without limitation, all inventions, processes, formulae and all discoveries, improvements, trade secrets and confidential data, whether or not patented or patentable and whether or not copyrighted or copyrightable, computer software, software licenses, patterns, plans, designs, schematics, diagrams, research data, trade secrets and other proprietary know-how, formulae and manufacturing, sales, service or other processes, operating manuals, drawings, technology, equipment and parts lists (with related descriptions and instructions), manuals, data, records, procedures, in process R&D, product packaging instructions, product specifications, analytical methods, sources and specifications for raw materials, toxicity and general health and safety information, environmental compliance and regulatory information, research and development records and reports and other documents relating to the foregoing and all licenses, approvals, authorizations or other rights to use intellectual property rights of others ("Technology");

                  (j) all of the Seller's rights in and under the agreements whether written or oral, to which the Seller is a party, mortgages, instruments, leases for real or personal property, customer contracts, insurance policies, marketing agreements and other agreements, including, without limitation, the agreements described on Schedule 1.2(j) (the "Sellers' Contracts");

                  (k) all licenses, permits, filings and other governmental authorizations, including, without limitation, the licenses, permits, filings and authorizations described on Schedule 1.2(k) (the "Sellers' Permits");

                  (l) all rights of a successor employer for employment tax and unemployment insurance purposes under applicable law (should the Purchaser choose to avail itself thereof);

                  (m) blueprints, diagrams, schematics, instruction manuals, maintenance manuals, reports and similar documents;

                  (n) all right, title and interest of the Seller in and to all business information and related books and records used by the Seller in its operation of its business, including, but not limited to, files, computer data, computer discs and tapes, invoices, credit and sales records, personnel records (subject to applicable law), payroll, current and former customer lists (including customer contracts and agreements), current and former supplier lists (including supplier cost information), manuals, drawings, business plans and other plans and specifications, sales literature, current price lists and discounts, promotional signs and literature, marketing and sales programs, manufacturing and quality control records and procedures and any other files and records relating to its business, whether or not held by the Seller or a third party (collectively, the "Business Information"); provided, however, that the Seller shall have the right of access to the Business Information after the Closing as set forth in Section 7.3 hereof;

         1.3. Retained Assets. The "Retained Assets" means (a) the Seller's and the Subsidiary' rights under this Agreement; (b) the Seller's ownership of any and all equity interests in the Subsidiary; (c) the Seller's and the Subsidiary's minute book, stock certificate and membership interest book and corporate records; (d) all tax returns and the work papers connected thereto;
(e) income tax receivables, including assets related to such receivables, identified on Schedule 1.3; (f) any documents pertaining to the Retained Liabilities; (g) all inter-company receivables; and (h) any other assets specifically listed on Schedule 1.3 and not included as a Purchased Asset under
Section 1.2.

         1.4. Assumed Liabilities. The "Assumed Liabilities" means (a) the Seller's or Subsidiary' obligations under the Sellers' Contracts assigned to and assumed by the Purchaser hereunder, arising after the Closing Date and not from a breach of any obligation of Seller or the Subsidiary prior to the Closing Date; and (b) the obligations of the Seller and the Subsidiary for routine warranty service on products sold by the Seller or the Subsidiary in the ordinary course of business, arising after the Closing Date and not from a breach of any obligation of Seller or the Subsidiary prior to the Closing Date.

         1.5. Liabilities Not Assumed. Except only for the Assumed Liabilities, the Purchaser shall not assume, nor shall it be liable or obligated in any way for any debts, liabilities, commitments, or obligations of the Seller or the Subsidiary of any kind or nature whatsoever, whether absolute or contingent, liquidated or unliquidated, and whether or not accrued, matured, known, or suspected (the "Retained Liabilities"). The Seller and the Subsidiary, as the case may be, shall remain fully and solely liable with respect to all of the Retained Liabilities, including, without limitation, Seller's outstanding principal and interest balance under the Seller's principal credit agreement with Bank Leumi (the "Lender"), as described on Schedule 1.5 (the "Lender Debt").

2. Purchase Price; Purchase Price Allocation.

         2.1. Purchase Price.

                  (a) Total Consideration. In consideration for the Purchased Assets and all of the covenants, conditions, representations and warranties of the Seller and the Subsidiary, and in addition to the assumption of the Assumed Liabilities by the Purchaser and the covenants, conditions, representations and warranties of the Purchaser, the Parent shall issue to the Seller, subject to the withholding of the Escrow Shares as set forth in Section 2.1(d) below: (i) 1,113,000 shares of Parent's Common Stock (the "Sale Shares") and (ii) Warrants to purchase 670,500 shares of Parent's Common Stock (the "Warrant Shares") in substantially the form of Warrant Certificate as attached hereto at Exhibit 2.1(a) (the "Warrant Certificate").

                  (b) Additional Sale Shares. The Parent shall issue to the Seller at the Closing an additional 175,000 shares of Parent's Common Stock (the "Additional Sale Shares") (collectively, the Sale Shares, Additional Sale Shares and Warrant Shares are referred to as the "Purchase Price" or the "Parent Securities" as the context requires).

                  (c) Adjustments. All references herein to a specific number of Parent Securities, including the number of Sale Shares, Warrant Shares, and Additional Sale Shares shall be appropriately adjusted to reflect any reclassification, recapitalization or reorganization of the Parent's securities, or any stock split, reverse stock split, stock dividend or similar event.

                  (d) Escrow Shares; Setoff; Delivery of the Escrow Shares.

                           (i) At the Closing, the Purchaser shall deliver to
the Seller certificates representing 469,000 of the Sale Shares, the Additional Sale Shares and the Warrant Certificate. The remaining 644,000 Sale Shares (such remaining amount, the "Escrow Shares"), shall be delivered to the Escrow Agent (as defined herein) and the Escrow Agent shall hold the Escrow Shares in accordance with the terms of the Escrow Agreement (as referred to below).

                           (ii) NECH. ME. Trustees (1992) Ltd., an Israeli
company, Registration No. 51-173915-3 shall act as the Escrow Agent in accordance with an Escrow Agreement substantially in the form attached hereto as
Exhibit 2.1(d)(ii). The Escrow Agent shall hold the Escrow Shares for the benefit of the Parties in accordance with the terms and conditions of the Escrow Agreement until released as provided in this Section 2.1(d) (provided that the Escrow Shares shall remain in escrow for such additional time as is necessary to permit the resolution of any disputes).

                           (iii) The Seller shall be entitled to vote the Escrow
Shares. Stock and cash dividends paid with respect to the Escrow Shares, if any, shall be paid to the Seller, provided that any shares of stock issued in connection with a reclassification, recapitalization, reorganization, stock split or similar event shall be treated as Escrow Shares and any property issued with respect to the Escrow Shares in such an event shall be treated in the same manner as the Escrow Shares.

         2.2. Purchase Price Allocation. The parties acknowledge and agree that the Purchaser's assumption of liabilities and obligations of the Seller and the Subsidiary pursuant to Section 1.4, together with the payment of the Purchase Price pursuant to Section 2.1, shall be allocated among the Purchased Assets in accordance with the determination of an independent third party with experience in such matters selected by the Parent with the consent of the Seller, which consent shall not be unreasonably withheld. After the Closing, the parties shall make consistent use of the allocation, fair market value and useful lives determined by such third party for all tax purposes and in all filings and reports with any tax authority. In any proceeding related to any determination of any Taxes, as defined in Section 4.7 below, no party shall contend or represent that such allocation is not a correct allocation.

3. The Closing. Subject to the satisfaction of the conditions set forth in Sections 8 and 9 hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall occur at the offices of Meitar, Liquornik, Geva & Co., Law Offices, 16 Abba Hillel Silver Rd., Ramat-Gan 52506, Israel on or before March 13, 2002 (the "Closing Date"), or at such other location or on such other date as the parties shall mutually agree.

4. Representations and Warranties of the Seller and the Subsidiary. Except as set forth in the disclosure schedule attached hereto as Schedule 4 (the "Disclosure Schedule") (which Disclosure Schedule shall contain appropriate references to applicable Sections and subsections of the Agreement to which such Section and subsection references relate), the Seller and the Subsidiary, jointly and severally, represent, warrant, and agree that, at and as of the date of this Agreement and at and as of the Closing Date, the following statements shall be true in all respects:

         4.1. Organization, Good Standing, Authority. The Seller is duly organized and validly existing under the laws of Israel and has full power and authority to own and lease its respective assets and properties and to conduct its business as it is now being conducted.

         4.2. Subsidiaries; Capitalization.

                  Except as listed in Section 4.2 of the Disclosure Schedule, the Seller has no Subsidiaries and has no equity interest in any corporation, partnership, joint venture, or other entity. The Subsidiary listed on the Disclosure Schedule is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (which jurisdiction is also identified in Section 4.2 of the Disclosure Schedule), and has full power and authority to own, use and lease its Assets and Properties. The Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which conduct of the Subsidiary's business or ownership or leasing of its assets requires such qualification (and such jurisdictions are identified on Section 4.2 of the Disclosure Schedule).

         4.3. Authority; Execution; and Effect of Agreement. The Seller and the Subsidiary has the full right, power, and authority to enter into and to perform this Agreement and all other agreements, certificates, and documents executed or delivered, or to be executed or delivered, by it in connection with this Agreement (collectively with this Agreement, the "Sellers' Documents"). This Agreement has been duly authorized, executed, and delivered by the Seller and the Subsidiary, and together with the other Sellers' Documents, are (or when executed and delivered will be) the legal, valid, and binding obligations of the Seller and the Subsidiary, enforceable in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditor's rights generally and to general principles of equity. The authorization, execution, delivery, and performance of the Sellers' Documents and the consummation of the transactions contemplated by the Sellers' Documents do not and will not (a) violate, or require the consent of any party under, any of the provisions of Seller's or the Subsidiary's articles of organization, certificate of incorporation, by-laws or other Organizational Document, (b) violate, conflict with, result in a breach of or constitute a default under, require any notice or consent under, give rise to a right of termination of, or accelerate the performance required by, any terms or provisions of any agreement, instrument or writing of any nature to which the Seller or the Subsidiary is a party or is bound or any of its assets or business is subject, or (c) to the best of Seller's and the Subsidiary's knowledge, violate, conflict with or result in a breach of, or require any notice, filing or consent under, any statute, rule, regulation or other provision of law, or any order, judgment or other direction of a court or other tribunal, or any other governmental requirement, permit, registration, license, or authorization (the "Legal Requirements") applicable to the Seller or the Subsidiary or the Purchased Assets. Neither the Seller nor the Subsidiary is a party to any non-compete or similar agreement, which in any way restricts the operation of its business.

         4.4. Financial Statements; Closing Financial Condition. The Seller has furnished the Purchaser with its (i) consolidated audited balance sheets and financial statements as of each of the years ended December 31, 1998, December 31, 1999 and December 31, 2000, (ii) consolidated [unexecuted] balance sheets and financial statements as of the year ended December 31, 2001 and (iii) reviewed balance sheets and financial statements for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001. As of the Closing, Section 4.4 of the Disclosure Schedule shall contain true and complete copies of (a) the audited balance sheet and financial statements of the Seller (on a consolidated basis) and balance sheet and financial statements of the Subsidiary as of, and for the twelve month period ending, December 31, 2001 (such balance sheet is referred to as the "Audited Balance Sheet") and (b) the unaudited balance sheet and financial statements of the Seller (on a consolidated basis) and balance sheet and financial statements of the Subsidiary as of, and for the 3-month period ending March 31, 2002 (such balance sheet is referred to as the "Recent Balance Sheet"). The aforesaid financial statements (x) are in accordance with the books and records of the Seller and the Subsidiary and have been prepared on a consistent basis for all periods presented, and (y) are true, complete and accurate, are prepared in accordance with generally accepted accounting principles applied on a consistent basis, and fairly present in accordance with generally accepted accounting principles, as applied in Israel, the financial position of the Seller and the Subsidiary as of the respective dates thereof, and the results of operations (or income or loss), changes in equity and changes in cash flow (or financial position) for the periods then ended (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). Except as set forth in Section 4.4 of the Disclosure Schedule, to the best of Seller's and the Subsidiary's knowledge, there are no contingent items that could have a material impact on the net asset value of the Seller or the Subsidiary. Seller has also delivered to the Purchaser copies of all letters from Seller's and the Subsidiary's auditors to Seller's or the Subsidiary's board of directors or the audit committee thereof during the thirty-six (36) months preceding the execution of this Agreement, together with copies of all responses thereto.

         4.5. Liabilities. All liabilities of the Seller and the Subsidiary (whether accrued, unaccrued, matured, unmatured, contingent, or otherwise, and whether due or to become due) are set forth or adequately reserved against on the face of the Recent Balance Sheet, except for liabilities incurred since the date thereof in the ordinary course of business as theretofore conducted, which are not materially adverse to the operations or prospects of its business. The indebtedness and other liabilities of the Seller and the Subsidiary have not been guaranteed or assumed by any other person. Section 4.5 of the Disclosure Schedule accurately identifies and describes each debt, liability, commitment, and other obligation of the Seller and the Subsidiary as of the date of this Agreement (including, without limitation, the name of each creditor, the amount of each debt, liability, commitment, and obligation), other than the Lender Debt and severance obligations owed, or that may become due and owing, by the Seller or the Subsidiary to any employees thereof (the "Severance Obligations"). There are no liabilities against, relating to or affecting any of the Purchased Assets, other than the Assumed Liabilities.

         4.6. No Adverse Change. Since the date of the Audited Balance Sheet, except as reflected in the Recent Balance Sheet or as set forth in Section 4.6 of the Disclosure Schedule, the Seller and the Subsidiary has operated its business diligently and only in the ordinary course of business as theretofore conducted, and there has been no: (a) material adverse change in its business, properties, assets, liabilities, commitments, earnings, financial condition, or prospects of the Seller or the Subsidiary, taken as a whole, other than those generally affecting persons in Seller's business, those generally affecting the economy, those generally affecting the advertising market, and those resulting from changes in general economic, political or financial conditions, including without limitation changes occurring as a result of terrorist activities, the effect of international conditions on the financial markets in the United States and the escalation in hostilities involving Israel and/or the United States; (b) property damage or destruction resulting in a loss or cost to the Seller or the Subsidiary of more than Fifty Thousand Dollars ($50,000) in the aggregate, whether or not covered by insurance; or (c) act or omission which, if taken or omitted after the date of this Agreement and before the Closing would conflict with Section 6.2 hereof. There is no fact known to the Seller or the Subsidiary that materially adversely affects, or in the future will be likely to have a material adverse affect on, the Purchased Assets, Assumed Liabilities or the prospect or condition of its business.

         4.7. Taxes. The term "Taxes" means taxes, additions to tax, penalties, interest, fines, duties, withholdings, assessments and charges assessed or imposed by any governmental authority, including, but not limited to, authorities of the State of Israel, and including, but not limited to, income, profits, import, ad valorem, real and personal property, sales, stamp, capital stock, withholding, payroll, employment, unemployment, excise, custom, duty and any other taxes, obligations and assessments of any kind whatsoever; and the term "Tax" means any one of the foregoing Taxes. In addition, the term "Tax Returns" means all returns, declarations, reports, statements and other documents required to be filed with any authority in respect of Taxes, and the term "Tax Return" means any one of the foregoing Tax Returns. Except as set forth in Section 4.7 of the Disclosure
Schedule:

                  (a) Filing of Tax Returns. The Seller and the Subsidiary has filed (or caused to be filed) or will file (or caused to be filed) all Tax Returns required to be filed by the Seller or the Subsidiary on or before the Closing Date and has paid (or caused to be paid) or will pay all Taxes of any nature whatsoever properly due in connection therewith, including interest and penalties. As of the time of filing, the Tax Returns correctly reflected or will reflect the facts regarding its business, and the income, assets, operations, activities, status or other matters of the Seller and the Subsidiary as the case may be, or any other information required to be shown thereon. There is and will be no material omission, deficiency, error, misstatement or misrepresentation, whether innocent, intentional or fraudulent, in any Tax Return filed or to be filed by the Seller and the Subsidiary for any period.

                  (b) Payment of Taxes. With respect to all amounts in respect of Taxes imposed upon the Seller and the Subsidiary with respect to Taxes arising from the Seller's operations, the Subsidiary's operations, or for which the Seller or the Subsidiary is liable, whether to taxing authorities or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions thereof ending on or before the Closing Date, including Taxes arising as a result of the transactions contemplated by this Agreement, and except as specifically listed under Schedule 4.7(b), all applicable Tax laws and agreements have been or will be fully complied with, and all such amounts of Taxes required to be paid by the Seller and the Subsidiary (whether or not shown on any Tax Return) to taxing authorities or others for all taxable periods or portions thereof ending on or before the Closing Date have been duly paid or will be paid on or before the Closing Date or adequate provision has been made therefore by Seller and the Subsidiary, including any Taxes payable by the Seller and the Subsidiary in any post-Closing Date period for any pre-Closing Date Taxes.

                  (c) Independent Contractors and Employees. For purposes of computing Taxes and the filing of Tax Returns, none of the Seller, the Subsidiary or any Consolidating Filer has failed to treat as an "employee" any individual providing services to the Seller or the Subsidiary who would be classified as an "employee" under the applicable rules or regulations of any authority with respect to such classification.

                  (d) Withholding. The Seller and the Subsidiary has complied with all applicable laws relating to the withholding of Taxes and the payment thereof, and timely and properly withheld from individual employee wages and paid over to the proper governmental entity all amounts required to be so withheld and paid over under all applicable laws.

                  (e) Tax Liens. There are, and as of the Closing Date, there will be no liens for Taxes upon any assets of the Seller or the Subsidiary, except liens for Taxes not yet due. On or after the Closing Date, no taxing or similar authority will have any ability to file a lien against or otherwise claim an interest in any of the Purchased Assets with respect to any Taxes of the Seller, or the Subsidiary for (i) any taxable period or portion thereof ending on or before the Closing Date or (ii) the transactions contemplated by this Agreement.

                  (f) Extensions. Neither the Seller nor the Subsidiary has agreed to any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

                  (g) Waivers. Neither the Seller nor the Subsidiary has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

                  (h) Deficiencies. No deficiency for any Taxes has been proposed, asserted or assessed against the Seller or the Subsidiary. No audits or other administrative proceedings or court proceedings are presently ongoing with regard to any Taxes or Tax Returns of the Seller or the Subsidiary, and no Tax authority has notified the Seller or the Subsidiary that it intends to investigate its or their Tax affairs.

                  (i) Power of Attorney. No power of attorney currently in force has been granted by the Seller or the Subsidiary concerning any Tax matter.

                  (j) Tax Ruling; Closing Agreement. Neither the Seller nor the Subsidiary has received a Tax Ruling or entered into a Closing Agreement with any Tax authority that would have a continuing adverse effect upon the Seller or the Subsidiary after the Closing Date. For purposes of the preceding sentence, "Tax Ruling" shall mean a written ruling of any Tax authority relating to Taxes, and "Closing Agreement" shall mean a written and legally binding agreement with a Tax authority relating to Taxes.

         4.8. Title; Condition of Purchased Assets; Absence of Encumbrances.

                  (a) The Seller and the Subsidiary, as the case may be, has good and marketable title to all of the Purchased Assets, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, claims, and encumbrances of any kind whatsoever (collectively, "Claims"), except as may be set forth in Section 4.8 of the Disclosure Schedule, with respect to which no breach, violation or default exists, and on the Closing Date, the Seller and the Subsidiary will transfer or will cause to be transferred to the Purchaser good and marketable title to all of the Purchased Assets free and clear of all Claims of any kind whatsoever.

                  (b) Schedule 1.2(c) contains a complete and correct list of all of the Real Property (including buildings and structures) owned or leased by the Seller or the Subsidiary and all interests therein (including a brief description of the property, the record title holder, the location and the improvements thereon).

                  (c) The Equipment (including, but not limited to, all vehicles) and other personal property which are included in the Purchased Assets are in good operating condition and repair and fit for their current use, ordinary wear and tear and normal maintenance excepted.

                  (d) Other than the Retained Assets, the Purchased Assets include all of the assets and properties of the Seller and of the Subsidiary, including all agreements. All leasehold interests relating to Real Property and Equipment (including, but not limited to, any vehicles) and other personal property which are included in the Purchased Assets are valid and in full force and effect to the knowledge of the Seller and the Subsidiary with respect to the other parties thereto and enforceable in accordance with their terms, and there does not exist any material violation, breach, or default thereof or thereunder by the Seller, the Subsidiary or any other party thereto.

         4.9. Patents, Trademarks, and Copyrights. The Seller and the Subsidiary owns or possesses all trademarks, service marks, trade names, brands, registered copyrights, and patents which are presently being used in its business or have been used in its business, all applications for registration and registrations for such trademarks, service marks, copyrights, and patents, and all licenses, contracts, rights, and arrangements with respect to each of the foregoing (collectively, the "Intellectual Property"); a list and brief description of each item of the Intellectual Property is set forth in Schedules 1.2(f) and (g). The Seller or the Subsidiary has furnished to the Purchaser true and complete copies of each of the foregoing. Except as set forth in Schedule 4.9, the Seller or the Subsidiary owns the entire, unencumbered right and title to all such items of Intellectual Property, and to the knowledge of the Seller and the Subsidiary, are free and clear of all Claims. Except as set forth in Schedules 1.2(f) and (g), no rights or licenses to others have been granted with respect to any of such properties and no royalty payments are made to anyone under or with respect to such properties. All filings and other action, including without limitation payment of maintenance and other required fees, necessary to perfect or maintain the full legal right of the Seller and the Subsidiary to the foregoing patents, trademarks, service marks and copyrights have been effected. The Seller or the Subsidiary owns or possesses the right to use all the trademarks, service marks, trade names, brands, copyrights, patents, franchises, permits, licenses, and rights with respect to the foregoing items of Intellectual Property, necessary for the conduct of its business as it is now conducted, and, to the best of its knowledge, without any conflict with or infringement of the rights of others. Except as disclosed in Section 4.9 of the Disclosure Schedule: (a) all registrations with and applications to government, governmental agency, office, corporation, entity or other regulatory authority in respect of any Intellectual Property owned by the Seller or the Subsidiary are valid and in full force and effect; (b) there are no restrictions on the direct or indirect transfer of any license, or any interest therein, held by the Seller or the Subsidiary in respect of Intellectual Property; (c) neither the Seller nor the Subsidiary is in default (or with the giving of notice or lapse of time or both would be in default) in any respect under any license to use the Intellectual Property; and (d) to the knowledge of the Seller and the Subsidiary, the Intellectual Property is not being infringed by any other Person (as defined in Section 4.18). Other than the Parent's claim against the Seller, neither the Seller nor the Subsidiary has received notice that the Seller or the Subsidiary is infringing any Intellectual Property right of any other person, no claim is pending or has been made to such effect that has not been resolved, and neither the Seller nor the Subsidiary is, to the best of its knowledge, infringing any Intellectual Property rights of any other person.

         4.10. Contracts, Leases, and Commitments. The Seller and the Subsidiary has furnished to the Purchaser true and complete copies the Sellers' Contracts, including summaries of the terms of any material and binding unwritten contracts, leases, or commitments. Except as set forth in Section 4.10 of the Disclosure Schedule: (a) the Seller and the Subsidiary, as the case may be, has complied in all material respects with such Sellers' Contracts, all of which are valid and enforceable and will not be adversely affected by this acquisition or the transfer in connection therewith to the Purchaser; and (b) such Sellers' Contracts are in full force and effect and there exists no breach thereof by the Seller, the Subsidiary or any other party, as the case may be, which with or without notice or lapse of time would be a default thereunder, give rise to a right to accelerate or terminate any provision thereof, or give rise to any lien, claim, encumbrance, or restriction on any of the assets or properties of the Seller or the Subsidiary. Neither the Seller nor the Subsidiary is a party, and none of the Seller's or the Subsidiary's assets or businesses subject, to any contract, lease, or commitment not listed in Schedule 1.2(j) (including, without limitation, "open" purchase or sales commitments, financing or security agreements or guaranties, repurchase agreements, agency agreements, manufacturers representative agreements, commission agreements, employment or collective bargaining agreements, pension, bonus, or profit-sharing agreements, group insurance, medical or other fringe benefit plans, and leases of real or personal property). If any of the Sellers' Contracts should provide for expiration or be subject to termination before the Closing, the Seller or the Subsidiary, as the case may be, shall use its best efforts to extend such contracts on reasonable terms in accordance with the Seller's or the Subsidiary's past practice, after consultation with the Purchaser. Neither the Seller nor the Subsidiary is engaged in any material dispute with any supplier. To the best knowledge of the Seller and the Subsidiary, no party to any of the Sellers' Contracts is considering termination, nonrenewal, or any adverse modification of its arrangements with the Seller or the Subsidiary, and the transactions contemplated by this Agreement will not have a material adverse affect on the Seller's or the Subsidiary's relationship with any of the parties to the Sellers' Contracts.
Section 4.10(a) of the Disclosure Schedule sets forth a list of the ten (10) largest suppliers of the Seller and the Subsidiary during the year ended December 31, 2001 and the dollar volume of purchases from each listed supplier during such fiscal year. Section 4.10(b) of the Disclosure Schedule sets forth a list of all the Seller's and the Subsidiary's customers during the year ended December 31, 2001 and the dollar volume of sales and services provided to each customer during such fiscal year.

         4.11. Accounts Receivable. Schedule 1.2(b) is an aged list of the Accounts Receivable of the Seller and of the Subsidiary as of the date hereof. The Accounts Receivable arose in the ordinary course of business for goods or services delivered or rendered, constitute only valid, undisputed claims, are not subject to counterclaims or setoffs, and have been or the Seller reasonably believes will be collected at their aggregate recorded amounts, in the ordinary course of business without resort to litigation. Neither the Seller nor the Subsidiary has received any notice regarding any dispute, action or claim relating to the collectibility of any accounts or notes receivable or the acceptability of any goods or services the provision by the Seller or the Subsidiary of which underlies any accounts or notes receivable. Section 4.11 of the Disclosure Schedule sets forth a description of any security arrangements and collateral securing the repayment or other satisfaction of Accounts Receivable of the Seller and the Subsidiary. All steps necessary to render all such security arrangements legal, valid, binding and enforceable, and to give and maintain for the Seller or the Subsidiary, as the case may be, a perfected security interest in the related collateral, have been taken

         4.12. Permits; Compliance with Laws. The Seller and the Subsidiary hold the governmental licenses, permits, and authorizations listed in Section 4.12 of the Disclosure Schedule (collectively, the "Permits") which are valid and unimpaired, will be unaffected by a transfer of all of the Purchased Assets to the Purchaser, and constitute all of the licenses, permits, and authorizations required of the Seller and the Subsidiary for the ownership or occupancy of its properties and assets and the operation of its business. Each Permit listed in
Section 4.12 of the

Disclosure Schedule is transferable, in accordance with the terms of issuance, by Seller or the Subsidiary, as the case may be, to the Purchaser. The Seller and the Subsidiary has operated in compliance with all laws and regulations applicable to it, and all required reports and filings with governmental authorities have been properly made. Within the past five (5) years, neither the Seller nor the Subsidiary has entered into any agreement with, had any material dispute with, or been investigated by any governmental authority or agency, which agreement, dispute or investigation could restrict the operation of its business.

         4.13. Employees.

                  (a) Section 4.13 of the Disclosure Schedule contains a list, as of the date set forth in such Schedule, of the names, office locations, and compensation of all the Seller's and Subsidiary's full-time employees, part-time employees and consultants, and a description of the Seller's or the Subsidiary's vacation and severance pay policies with respect to such employees. Section 4.13 of the Disclosure Schedule also sets forth the accrued vacation for each employee and describes any severance benefits for and the circumstances under which each employee is or would be entitled to such severance benefits, as well as recuperation pay ("d'mei havra'a") balances as required by law, illness pay balances, fringe benefits including, without limitation, balances in provident or pension funds, "13th and 14th salary", car, telephone, managers insurance and any profit sharing commission, incentive or discretionary bonus arrangements to which the Seller or the Subsidiary is a party.

                  (b) There have not been any efforts within the last three (3) years to attempt to organize the Seller's or the Subsidiary's employees, and no strike or labor dispute involving the Seller or the Subsidiary has occurred during the last three (3) years or, to the best knowledge of the Seller or the Subsidiary, is threatened.

                  (c) No key employee, as designated on Section 4.13 of the Disclosure Schedule, has indicated that he or she is considering terminating his or her employment with Seller or the Subsidiary.

                  (d) The Seller and the Subsidiary has complied with applicable wage and hour, equal employment, safety, and other material legal requirements relating to its employees in each jurisdiction in which Seller or the Subsidiary employs its employees.

                  (e) Neither the Seller nor the Subsidiary is a party to any collective labor agreement. Other than as set forth in Section 4.13 of the Disclosure Schedule, neither the Seller nor the Subsidiary is subject to, nor do any of its employees benefit from, whether pursuant to applicable employment laws, regulations, extension orders ("tzavei harchava") or otherwise, any agreement, arrangement, understanding or custom with respect to employment (including, without limitation, termination thereof). Other than as expressly set forth in Section 4.13 of the Disclosure Schedule, neither the Seller nor the Subsidiary has any prevailing custom with respect to termination of employment.

                  (f) Except for the employment agreements listed on Section
4.13 of the Disclosure Schedule, there are no agreements between the Seller or the Subsidiary and any of its directors, officers, executives or employees which cannot be terminated by the employer upon three months notice or less without giving rise to a claim for damages or compensation (except for statutory severance pay).

                  (g) Other than as set forth in Section 4.13 of the Disclosure Schedule, there is no outstanding claim or complaint (including, without limitation, any claim resulting from a bonus arrangement) against the Seller or the Subsidiary by any person who is now or has been an officer or employee of such company. Without limiting the generality of the above, there are no unfair labor practice claims or charges pending, or to the knowledge of the Seller or the Subsidiary, threatened against the Seller or the Subsidiary, nor to the knowledge of the Seller or the Subsidiary does any basis exist for any such claim to be brought. With respect to the employees of the Seller and the Subsidiary, individually and in the aggregate, no event has occurred and, to the best knowledge of the Seller or the Subsidiary, there exists no condition or set of circumstances, in connection with which the Seller or the Subsidiary could be subject to any liability that is reasonably likely to have a material adverse effect

                  (h) The severance pay due to the employees of the Seller and the Subsidiary is fully funded or provided for in accordance with generally accepted accounting principles, consistently applied, all liabilities of the Seller and the Subsidiary in connection with its employees (excluding illness pay) were adequately accrued in the Recent Balance Sheet (in accordance with said principles) and, except as set forth in Section 4.13 of the Disclosure Schedule, neither the Seller nor the Subsidiary is aware of any circumstance whereby any employee might demand (whether legally entitled to or not) any claim for compensation on termination of employment beyond the statutory severance pay to which such employee is entitled.

                  (i) All amounts which the Seller or the Subsidiary is legally or contractually required to deduct from their respective employees' salaries or transfer to such employees' pension or provident, life insurance, disability insurance, continuing education fund or otherwise, have been duly paid into the appropriate fund or funds, and the Seller and the Subsidiary have no outstanding obligation to make any such transfer or provision.

         4.14. Employee Benefit Plans. Except as set forth in Section 4.14 of the Disclosure Schedule:

                  (a) Neither the Seller nor the Subsidiary is a party to, maintains, contributes to, is required to contribute to or has or could have any liability of any nature, whether known or unknown, fixed or contingent, with respect to, any bonus, incentive, commission, stock or other current or deferred compensation, separation, retention, severance or similar agreement, arrangement, plan or policy, or any individual employment, consulting or personal service agreement (collectively "Compensation Plans"). Each Compensation Plan has been operated in accordance with its terms and in compliance with the applicable provisions of all applicable law.

                  (b) The transactions contemplated herein do not result in the acceleration of accrual, vesting, funding or payment of any contribution or benefit under any Compensation Plan.

                  (c) The Seller and the Subsidiary have delivered to the Purchaser and Parent true and complete current copies of the following, which are listed in Section 4.14 of the Disclosure Schedule: (i) all Compensation Plans (collectively, the "Plans") and related trust agreements.

         4.15. Location of Assets. The Seller does not own any assets or property, or employ any employees, outside the State of Israel. The Subsidiary does not own any assets or properties, employs any employees, or conducts any business.

         4.16. Insurance. A complete and correct list of all policies of insurance of any kind or nature covering the Seller, the Subsidiary or the Purchased Assets, including, without limitation, policies of life, fire, theft, auto, casualty, product liability, workmen's compensation, business interruption, employee fidelity, and other casualty and liability insurance, indicating the type of coverage, name of insured, the insurer, the premium, the expiration date of each policy and the amount of coverage is contained in
Section 4.16 of the Disclosure Schedule. All such policies, except as specifically set forth in Section 4.16 of the Disclosure Schedule, (a) are in full force and effect; (b) are sufficient for compliance with all requirements of law and of all applicable agreements; (c) are valid, outstanding and enforceable policies; (d) provide insurance coverage for the assets and operations of the Seller or the Subsidiary for all risks normally insured against by persons carrying on the same business as the Seller or the Subsidiary, except for the deductibles and co-insurance provisions set forth in the policies; (e) are assignable to the Purchaser with additional premium payment; and (f) will be maintained in full force and effect by Seller and the Subsidiary, at their sole cost and expense, until the Closing Date (or comparable replacement policies will be obtained). Complete and correct copies of such policies have been furnished to the Purchaser. The Seller and the Subsidiary shall maintain in full force and effect insurance covering product liability in such coverage amounts and under such terms as are currently in effect. Neither the Seller nor the Subsidiary has been denied any insurance coverage, which has been requested or made any material reduction in the scope or change in the nature of its insurance coverage. The product liability and personal injury insurance maintained by the Seller and the Subsidiary has been on an "occurrence" basis during the six (6) year period prior to the Closing Date.

         4.17. Litigation. Except for claims of less than Fifty Thousand Dollars ($50,000) in which the Seller or the Subsidiary is the plaintiff in an action for goods or services sold and delivered and in which there is no counterclaim,
Section 4.17 of the Disclosure Schedule contains a complete and correct list of all actions, suits, proceedings, claims, or governmental investigations pending and in which Seller or the Subsidiary is a party, or, to the best knowledge of the Seller and the Subsidiary, threatened against the Seller or the Subsidiary or any of their assets, or, in connection with its business, or any of the Seller's or the Subsidiary's officers, directors, or employees. Except as set forth in Section 4.17 of the Disclosure Schedule, neither the Seller, nor any of the Seller's officers, directors, or employees is subject or party to any judgment, order, or other direction of or stipulation with any court or other governmental authority or tribunal, or in violation of any other Legal Requirements. Except as set forth in Section 4.17 of the Disclosure Schedule, neither the Subsidiary nor any of the Subsidiary's officers, directors, or employees is subject or party to any judgment, order, or other direction of or stipulation with any court or other governmental authority or tribunal, or in violation of any other Legal Requirements. Neither the Seller nor the Subsidiary is aware of any proposed Legal

Requirement that might adversely affect in any material respect the operation or prospects of its business.

         4.18. Transactions with Affiliates. No member or shareholder of the Seller or of the Subsidiary, nor any person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Seller, the Subsidiary or any parent, child, sibling or spouse of any such member or shareholder (collectively, the "Related Persons") has, any interest in any property, tangible or intangible, used in or pertaining to its business and which has a value in excess of Ten Thousand Dollars ($10,000). None of the Related Persons, has or owns an equity interest or any other financial or profit interest in any person or entity which has (a) had business dealings or a material financial interest in any transaction with the Seller or the Subsidiary involving more than Five Thousand Dollars ($5,000) or
(b) engaged in competition with the Seller or the Subsidiary in any market presently served by the Seller or the Subsidiary, except for ownership interests of less that one percent of the outstanding capital stock of any competing business which is publicly traded. Section 4.18 of the Disclosure Schedule reasonably describes the nature and extent of any products, services, or benefits of a value of more than Ten Thousand Dollars ($10,000) provided to the Seller or the Subsidiary by any such Related Person and indicates whether there was a corresponding charge equal to the fair market value of such products, services or benefits.

         4.19. Books and Records. The books and records of the Seller and the Subsidiary which are in the Seller's possession have been previously made available to the Purchaser and are true, complete and accurate.

         4.20. Improper Payments. Neither the Seller nor its officers and agents, nor the Subsidiary nor its officers and agents, have made any illegal or improper payments to, or provided any illegal or improper benefit or inducement for, any governmental official, supplier, customer, or other person, in an attempt to influence any such person to take or to refrain from taking any action relating to the Seller or the Subsidiary. The Seller or the employees of the Seller, or the Subsidiary or the employees of the Subsidiary, may have made, from time to time, customary holiday gifts of a value not exceeding One Hundred Dollars ($100) to suppliers or customers.

         4.21. Products and Warranties. Each product manufactured, sold, leased, or delivered by the Seller or the Subsidiary has been in conformity with all applicable contractual commitments and all express and implied warranties, and meets or exceeds the standards required by all laws now in effect, and, to the knowledge of the Seller or the Subsidiary, there is no pending legislation, ordinance or regulation, which if adopted, would have a material adverse effect upon the products sold by the Seller or the Subsidiary. Neither the Seller nor the Subsidiary has any liability (and there is no basis likely to result in liability for any present or any future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any liability) for replacement or repair of any product manufactured, sold, leased, or delivered by the Seller or the Subsidiary or other damages in connection therewith. Except as set forth in Section 4.21 of the Disclosure Schedule, no product manufactured, sold, leased, or delivered by the Seller or the Subsidiary is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 4.21 of the Disclosure
Schedule includes copies of the standard terms and conditions of sale for products and services sold or delivered in the conduct of the Seller's or the Subsidiary's business (containing applicable guaranty, warranty, and indemnity provisions).

         4.22. Product Liability, Auto Liability and Workers' Compensation. To the knowledge of the Seller and the Subsidiary, neither the Seller nor the Subsidiary has any liability that is not covered by insurance (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any liability) arising out of (a) any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered or service provided by the Seller or the Subsidiary; or (b) any injury to individuals or property as a result of the ownership or lease by the Seller or the Subsidiary of any automobile in connection with its business operations. There are no open workers' compensation claims against the Seller or the Subsidiary, except for those set forth in Section 4.22 of the Disclosure Schedule.

         4.23. Government Grant Programs. Section 4.23 of the Disclosure Schedule provides a complete list of all pending and outstanding grants, tax benefits, incentives and subsidies (collectively, "Grants") from the Government of the State of Israel or any agency thereof, or from any foreign governmental or administrative agency, to the Seller or the Subsidiary including, without limitation, (a) Approved Enterprise Status from the Investment Center and (b) grants from the Office of the Chief Scientist ("OCS"). The Company has made available to the Purchaser and the Parent, prior to the date hereof, correct copies of all applications for Grants submitted by the Company and of all letters of approval, and supplements thereto, granted to the Seller or the Subsidiary. Section 4.23 of the Disclosure Schedule details all material undertakings of the Seller and the Subsidiary given in connection with the Grants. Without limiting the generality of the above, Section 4.23 of the Disclosure Schedule includes the aggregate amounts of each Grant, and the aggregate outstanding obligations thereunder of the Seller and the Subsidiary with respect to royalties, or the outstanding amounts to be paid by the OCS to the Seller or the Subsidiary and the composition of such obligations or amount by the product or product family that it relates to. The Seller and the Subsidiary are in compliance with the terms and conditions of their respective Grants and have duly fulfilled all the undertakings relating thereto. The Seller is not aware of any event or other set of circumstances which might lead to the revocation or material modification of any of the Grants.

         4.24. Accredited Investor. Seller is an accredited investor within the meaning of Rule 501(a) promulgated under the Securities Act of 1933 (the "1933 Act"). It is acquiring the Parent Securities for its own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Notwithstanding the foregoing, the Seller intends to distribute the Parent Securities to its shareholders and certain creditors, subject to applicable law and to the provisions of the Stockholders Agreement (as defined below). It understands that the Parent Securities have not been registered under the Securities Act or any applicable state laws by reason of their issuance or contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and such laws, and that the reliance of the Purchaser, Parent and others upon this exemption is predicated in part upon this representation and warranty. It further understands that the Parent Securities may not be transferred or resold without (a) registration under the Securities Act and any applicable foreign or state securities laws, or (b) an exemption from the requirements of the Securities Act and any applicable foreign or state securities laws.

         4.25. Legend. Seller understands that the certificates for the Parent Securities will bear a legend in substantially the following form, in addition to any other legends that may be required under other documents entered into in connection with this Agreement:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES ACT OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES ACTS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION OR IS IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

         4.26. Business Affairs. Seller is aware of the Purchaser's and Parent's business affairs and financial condition and has acquired sufficient information about the Purchaser and Parent to reach an informed and knowledgeable decision to acquire the Parent Securities. Seller recognizes that investment in the Parent Securities involves a number of significant risks.

         4.27. Brokers and Finders. Neither the Seller nor the Subsidiary has paid or become obliged to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions provided for in this Agreement.

         4.28. Completeness of Schedules and Exhibits. All Schedules and Exhibits hereto are complete and accurate. Originals, or true and complete copies, of all documents requested by the Purchaser or the Parent or other written materials underlying items listed on the Schedules and Exhibits that have been requested in writing by the Purchaser or the Parent have been or will be promptly delivered to the Purchaser or the Parent, and such documents have not been modified and will not be modified prior to the Closing Date without the Purchaser's and the Parent's prior written consent.

         4.29. Disclosure. No representation, warranty, or other statement by the Seller or the Subsidiary in this Agreement or in any other of the Sellers' Documents contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make such statements not misleading.

5. Representations and Warranties of the Purchaser and Parent. The Purchaser and the Parent, as the case may be, represent, warrant to, and agree with the Seller and the Subsidiary that, at and as of the date of this Agreement and at and as of the Closing Date, the following statements shall be true in all respects. The representations and warranties set forth below are made jointly and severally.

         5.1. Organization and Good Standing. The Purchaser is duly organized and validly existing under the laws of Israel. The Purchaser is duly qualified, licensed or admitted to do business and is in good standing in all jurisdictions in which the ownership, use or leasing of its

Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary and in which the failure to be so qualified, licensed or admitted and in good standing could reasonably be expected to have an adverse effect on the validity or enforceability of this Agreement or on the ability of the Purchaser to perform its obligations hereunder. The Parent Securities have been duly authorized and, upon issuance as contemplated herein, will be validly issued and free and clear of any liens or other third-party rights.

         5.2. Execution and Effect of Agreement. The Purchaser has the full right, power, and authority to enter into and perform this Agreement and all other agreements, certificates and documents executed or delivered, or to be executed or delivered, by the Purchaser in connection with this Agreement (collectively, with this Agreement, the "Purchaser's Documents"). The execution, delivery, and performance by the Purchaser, of the Purchaser's Documents have been duly authorized by all necessary corporate action of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and the Purchaser's Documents are (or when executed and delivered by the Purchaser will be) legal, valid, and binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

         5.3. Restrictions; No Conflicts. The authorization, execution, delivery, and performance of the Purchaser's Documents and the consummation of the transactions contemplated by the Purchaser's Documents do not and will not
(a) violate any of the provisions of Purchaser's Organizational Documents, (b) violate, conflict with, result in a breach of or constitute a default under, require any notice or consent, which has not been obtained, under, give rise to a right of termination of, or accelerate the performance required by, any terms or provisions of any agreement, instrument or writing of any nature to which the Purchaser is a party or is bound or any of its assets or business is subject, or
(c) violate, conflict with or result in a breach of, or require any notice, filing or consent under, any statute, rule, regulation or other provision of law, or any order, judgment or other direction of a court or other tribunal, or any other governmental requirement, permit, registration, license, or authorization applicable to the Purchaser.

         5.4. Organization and Good Standing of Parent. The Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, and is duly qualified and in good standing to do business in the States of New Jersey and New York, which constitute all of the jurisdictions in which the conduct of the Parent's business or its ownership, leasing or operation of property requires such qualification where the absence of such qualification would have a material adverse effect on the Parent.

         5.5. Parent's Execution and Effect of Agreement. The Parent has full legal power and authority to enter into and perform this Agreement. This Agreement has been duly and validly executed and delivered by the Parent and constitutes the valid and binding obligation of the Parent, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity. The Sale Shares, Warrant Shares and Additional Sale Shares have been duly authorized, and, when issued, will be duly and validly issued, fully paid and non-assessable, and free of any liens or encumbrances.

         5.6. Disclosure. The registration statements, reports and proxy statements filed by the Parent with the Securities and Exchange Commission, including the financial statements contained therein (collectively, the "SEC Reports"), complied, as of their respective dates, in all material respects with the requirements of the 1933 Act and the Securities Exchange Act of 1934, as amended, and did not, as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

         5.7. No Material Adverse Change. Except as set forth in Schedule 5.7, since June 30, 2001, there has been no material adverse change in the financial condition, results of operations, assets, liabilities or business of the Parent and its subsidiaries, taken as a whole, other than those generally affecting persons in the Parent's business, those generally affecting the economy, those generally affecting the advertising market, and those resulting from changes in general economic, political or financial conditions, including without limitation changes occurring as a result of terrorist activities, the effect of international conditions on the financial markets in the United States, the suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange and the Nasdaq, and the escalation in hostilities involving the United States.

         5.8. Brokers and Finders. Neither the Purchaser nor Parent has paid or become obliged to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions provided for in this Agreement.

6. Covenants of the Seller. The Seller and the Subsidiary covenant and agree that:


         6.1. Access by the Purchaser and the Parent. From the date of this Agreement through the Closing Date, the Purchaser, the Parent and their representatives and advisers shall have full and reasonable access, on a non-interference basis during normal business hours to the Seller's and the Subsidiary's assets, premises, books and records, employees, accountants, consultants, attorneys and other representatives involved in each of their respective businesses, including the other work papers and files of the Seller's and the Subsidiary's accountants relating to the financials or tax returns of the Seller and the Subsidiary, and including the right to conduct a full physical inventory of Seller's and the Subsidiary's assets immediately prior to the Closing Date, and the Seller and the Subsidiary shall furnish the Purchaser and the Parent with such information and copies of such documents as the Purchaser and the Parent may reasonably request; provided, however, that, except as provided herein, the information requested will not affect or relieve the Seller or the Subsidiary from any obligation, representation, covenant or warranty contained in this Agreement, nor affect the Purchaser's or the Parent's ability to rely on such obligations, representations, covenants or warranties. The Seller and the Subsidiary shall promptly furnish to the Purchaser and the Parent all financial statements of the Seller and the Subsidiary that are prepared in the ordinary course of business. None of the records retained will be destroyed by the Seller or the Subsidiary without prior written notice to the Purchaser and the Parent to enable the Purchaser to take possession of or make copies of such records. As used in this Section 6.1, the right of inspection includes the right to receive copies.

         6.2. Conduct of Business. From the date of this Agreement through the Closing Date, except as set forth in Schedule 6.2, the Seller's and the Subsidiary's business shall be conducted only in the ordinary course, consistent with the Seller's and the Subsidiary's present conduct, and the Seller and the Subsidiary shall use its best efforts to maintain, preserve, and protect the assets and goodwill of the Seller and the Subsidiary. From the date of this Agreement through the Closing Date, except as set forth in Schedule 6.2, the Seller, and the Subsidiary, will not take or commit to take any of following actions, except with the prior written consent of the Purchaser and the Parent, which consent shall not be unreasonably withheld or delayed: (a) repurchase or redeem any capital interests, pay any dividends or make any distributions or payments to any owner of any capital interest in any form; (b) except as specifically contemplated hereby, incur, or perform, pay, or otherwise discharge, any obligation or liability (absolute or contingent), except for current obligations and liabilities incurred in the ordinary course of business consistent with past practice; (c) enter into any employment agreement with, extend any employee agreements with, become liable for any bonus, profit-sharing or incentive payment to, or increase the compensation or benefits of, any of its officers, directors, or employees, except pursuant to presently existing plans, arrangements, or agreements disclosed in this Agreement or in a Schedule to this Agreement; (d) sell, transfer, encumber, acquire or otherwise dispose of, or grant any right with respect to, any properties or assets, tangible or intangible, other than in the ordinary course of business; (e) make any material changes in its customary method of operation, including marketing, selling, and maintaining of business premises, fixtures, furniture, and equipment; (f) modify, amend, or cancel any of the Sellers' Contracts, or enter into any contracts, agreements, leases, or understandings other than in the ordinary course of business or enter into any loan agreements, mortgages or grant any security interest to any person; (g) alter or revise the accounting principles, practices or procedures applicable to the Seller or the Subsidiary; (h) bind the Purchaser in any way which is not in the ordinary course of business or which could have a material effect on the Purchased Assets or which would constitute a material breach of the covenants, representations or warranties of either the Seller or the Subsidiary contained in this Agreement or which would cause such covenants, representations and warranties not to be true at the Closing, without the prior written consent of the Purchaser; (i) settle or compromise any Accounts Receivable of the Seller and the Subsidiary for less than full payment thereof, without the prior written consent of the Purchaser; or (j) take any other action which would cause any of the representations and warranties made by the Seller or the Subsidiary in the Sellers' Documents not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

         6.3. Representations and Warranties. The Seller and the Subsidiary agree that between the date of this Agreement and the Closing none of them will take any action which would cause any of the representations and warranties made by them herein or in the Sellers' Documents not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

         6.4. No Negotiations. From the date of this Agreement until the earlier of (a) the mutual agreement of the parties to terminate this Agreement in accordance with Section 14 hereof or (b) February 28, 2002, the Seller and the Subsidiary shall not, and shall cause each of their respective stockholders, affiliates, agents, and representatives, and any other person acting on their respective behalf not to, directly or indirectly solicit, negotiate with respect to, facilitate, or accept any offers for the purchase of, or sell or transfer (whether by merger, consolidation, sale of assets or otherwise), any shares of capital stock of the Seller or the Subsidiary or options or warrants to purchase any such securities or assets, properties or lines of business of the Seller or the Subsidiary (an "Acquisition Proposal"). The Seller and the Subsidiary shall immediately advise the Purchaser and the Parent of the receipt of any Acquisition Proposal and the terms thereof and shall identify the person or entity making such Acquisition Proposal and the terms thereof.

         6.5. Required Approvals. As promptly as practicable after the date of this Agreement, Seller and the Subsidiary, as the case may be, shall make all filings required by the Legal Requirements or as necessary to consummate the transactions contemplated under this Agreement; and Seller and the Subsidiary shall use their best efforts to obtain any necessary approvals, consents or transfers. Seller and the Subsidiary shall cooperate with Purchaser and the Parent with respect to all filings that Purchaser and the Parent elect or are required to make. Seller and the Subsidiary shall use their best efforts to obtain all required third party consents pertaining to the Sellers' Contracts. The Seller and the Subsidiary will use their best efforts to obtain the execution of the Stockholders Agreement referred to in Section 8.4 of this Agreement by those not a party to this Agreement.

         6.6. Seller's and Subsidiary's Records. The Purchaser shall have the right to access and copy the Seller's and Subsidiary's records referenced in subparts (c), (d), (e) and (f) of Section 1.3 for any reasonable purpose, upon reasonable notice at reasonable times during normal business hours; and the Seller and the Subsidiary shall not destroy or otherwise dispose of such records for a period of seven (7) years following the Closing Date without the prior written consent of Purchaser.

         6.7. Post-Closing Cooperation; Referral of Business. From and after the Closing, the Seller and the Subsidiary shall cooperate with the Purchaser and the Parent and take such other actions as the Purchaser or the Parent may request in order to permit the Purchaser and the Parent to effectively use the Purchased Assets; provided, however, that Seller and the Subsidiary shall only be required to do so if they have sufficient personnel available and such actions can be taken at no material cost to them. Such cooperation and actions shall include, but not be limited to, advising the Seller's and the Subsidiary's customers and suppliers that the Purchaser and the Parent have acquired the Seller's and the Subsidiary's assets and that the Purchaser and the Parent are engaged in lines of business inclusive of that previously engaged in by Seller and the Subsidiary; referring prior and potential new customers of the Seller and the Subsidiary to the Purchaser and the Parent; and providing introductions to the Seller's or the Subsidiary's contacts arising from the conduct of its business.

         6.8. Change of Name. Forthwith after the Closing, the Seller and the Subsidiary shall take all steps necessary to change their corporate names to names which do not include the word "Scidel".

7. Covenants of the Purchaser.

         7.1. Representations and Warranties. The Purchaser and the Parent agree that between the date of this Agreement and the Closing neither of them will take any action which would cause any of the representations and warranties made by them in this Agreement or in any of the Purchaser's Documents not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

         7.2. Cooperation and Assistance. The Purchaser shall cooperate with the Seller in any future audits or investigations conducted by any taxing authorities or with respect to any claims made against the Seller or the Subsidiary that relate to actions occurring before the Closing Date, for which the Seller or the Subsidiary is or may be legally responsible or for which the Seller is obligated to indemnify the Purchaser or the Parent under this Agreement. In connection with any such cooperation under this Section 7.2, the Purchaser or the Parent shall only be entitled to recover from the Seller and the Subsidiary its out-of-pocket costs incurred, such as for travel and copying costs, it being understood that neither the Purchaser nor the Parent shall be entitled to any per diem consulting fees for the time involved of any of their personnel.

         7.3. Purchaser's Records. After the Closing, the Purchaser shall retain all Business Information purchased and acquired pursuant to this Agreement, including, without limitation, books, records, ledgers, files, documents, correspondence, computer discs, reports and similar documents of the Seller and the Subsidiary with respect to all transactions of the Seller and the Subsidiary occurring prior to or relating to the Closing, and the historical financial condition, assets, liabilities, operations and cash flows of the Seller and the Subsidiary. The Purchaser shall keep such records at its premises, or other suitable location, and shall make such Business Information available for inspection by the Seller and the Seller's duly appointed representatives, upon reasonable notice requesting access to certain specified Business Information at reasonable times during normal business hours for the following purposes: (a) when such Business Information relates to Tax Returns previously filed or to be filed or which are reasonably necessary to substantiate all entries on such Tax Returns or otherwise reasonably necessary in connection with any audit or other examination of such Tax Returns; (b) when such Business Information is reasonably required by the Seller or the Subsidiary to defend against any liabilities, claims or assessments for which the Seller or the Subsidiary is or may be legally responsible, or for which the Seller or the Subsidiary is required to indemnify the Purchaser or the Parent under this Agreement; and (c) when the Seller can demonstrate a legitimate need for any of the Business Information. After the Closing Date, the Purchaser will not destroy any of the Business Information without prior written notice to the Seller to enable the Seller to take possession of or to make copies of such Business Information prior to the third anniversary of the Closing Date or for so long as the Seller and the Subsidiary have any duty of indemnification or liability to the Purchaser under this Agreement.

8. Conditions Precedent to Obligations of the Purchaser. The obligations of the Purchaser and the Parent to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing, of each of the following conditions, any of which may be waived by the Purchaser and the Parent in writing, and the Seller and the Subsidiary shall use their best efforts to cause such conditions to be fulfilled:

         8.1. Representations and Warranties. Each of the representations and warranties of the Seller and the Subsidiary in the Sellers' Documents shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date; provided, however, that the Seller shall be entitled to provide replacements for Schedules 1.2(a), 1.2(b) and 1.3 in order to reflect any changes to the cash position of the Seller, to the extent that such changes are consistent with the Sellers obligations under Section 6.2.

         8.2. Performance of the Seller. The Seller and the Subsidiary shall have performed and complied in all material respects with all agreements, covenants, and conditions required by the Sellers' Documents to be performed or complied with by them at or before the Closing.

         8.3. Delivery of Bill of Sale. The Seller and the Subsidiary shall have delivered to the Purchaser the Bill of Sale and the Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit 8.3.

         8.4. Stockholders Agreement. The Seller shall have delivered to the Parent a Stockholders Agreement, in substantially the form attached hereto at
Exhibit 8.4, executed by Seller and all stockholders of Seller pertaining to all the Sale Shares and the Warrant Shares.

         8.5. Opinion of Counsel of the Seller. The Seller shall have delivered to the Purchaser and Parent an opinion of Fisher, Behar & Co., counsel to the Seller, dated the Closing Date, in the form attached hereto as Exhibit 8.5.

         8.6. Certificate. The Purchaser shall have received a certificate executed by the Chief Executive Officer and Chief Financial Officer of Seller and of each of the Subsidiary, dated as of the Closing Date, certifying, in such detail as the Purchaser may reasonably request, as to the fulfillment of the conditions set forth in Sections 8.1, 8.2 and 8.9.

         8.7. Resolutions. The Purchaser shall have received copies, certified by the Company's secretary, of resolutions of the Seller's and the Subsidiary' board of directors and shareholders, authorizing the execution, delivery and performance of the Agreement and the transactions contemplated hereby by the Seller and the Subsidiary, and authorizing the signatory officers of the Seller and the Subsidiary to execute this Agreement.

         8.8. Consents. The Seller and the Subsidiary shall have obtained or, to the reasonable satisfaction of the Purchaser and the Parent, obviated the need to obtain, all consents, approvals, or waivers from regulatory authorities and third parties (other than consents, approvals, or waivers required to be obtained by the Purchaser and the consent of the Investment Center which shall be subject to the following sentence of this Section 8.8) necessary for the execution, delivery, and performance of the Sellers' Documents and the transactions contemplated by the Sellers' Documents, including, without limitation, (i) the consent of the landlord of all Real Property Leases and (ii) the consent of the OCS, all without cost or other adverse consequences to the Purchaser or the Parent. The Seller and the Subsidiary shall have used their best efforts to obtain or, to the reasonable satisfaction of the Purchaser and the Parent, obviated the need to obtain, the consent of the Investment Center necessary for the execution, delivery, and performance of the Sellers' Documents and the transactions contemplated by the Sellers' Documents without cost or other adverse consequences to the Purchaser or the Parent.

         8.9. Litigation. No action or proceeding shall be pending or threatened before any court, tribunal, or governmental body, and no claim or demand shall have been made against the Seller or the Subsidiary, seeking to restrain or prohibit or to obtain damages or other relief in connection with the consummation of the transactions contemplated by the Sellers' Documents, or which might materially affect the Seller's and the Subsidiary's business, which in the reasonably exercised opinion of the Purchaser or the Parent makes it inadvisable to consummate such transactions.

         8.10. Release of Liens. The Purchaser and the Parent shall have received evidence (the "Release Evidence"), reasonably satisfactory to the Purchase and the Parent, of the termination and release of all pledges, charges, liens, security interests and other third-party rights affecting the Purchased Assets.

         8.11. Employment Agreements. The Purchaser, the Parent or any subsidiary of the Parent shall have entered into an employment agreement with each of the employees listed in Schedule 8.11, on terms and conditions that are acceptable to the Purchaser, the Parent or any subsidiary of the Parent, and into employment agreements or other arrangements, on terms and conditions that are acceptable to the Purchaser, the Parent or any subsidiary of the Parent, with such employees of Seller or the Subsidiary as the Purchaser or the Parent deems necessary, in its sole discretion.

         8.12 Non-competition Agreement. The Purchaser and the Parent shall have received a Non-competition Agreement, in substantially the form attached hereto as Exhibit 8.12, duly executed by the Seller and the Subsidiary.

         8.13 Assignment of Patents and Applications. The Purchaser and the Parent shall have received evidence, reasonably satisfactory to the Purchase and the Parent, of finalization of the process of exclusively and irrevocably assigning to the Purchaser, the Parent or any subsidiary of the Parent, of all rights, including, without limitation, title, interest, ownership and all subsidiary rights that Scitex Corporation Ltd. may have or acquire in and to such patents and applications and in such territories as listed in Schedule 1.2(g).

         8.14 Release of Escrowed Items. The Purchaser and the Parent shall have received evidence, reasonably satisfactory to the Purchase and the Parent, of the termination of the escrow instructions set under the Joint Letter of Escrow Instructions of each of the Seller and Bank Leumi Le Israel B.M., dated November 23, 1999, and the release of any and all Escrowed Items (as defined therein) constituting any part of the Purchased Assets, to the Purchaser, the Parent or any subsidiary of the Parent.

9. Conditions Precedent to Obligations of the Seller and the Subsidiary. The obligations of the Seller and the Subsidiary to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing, of each of the following conditions, any of which may be waived by the Seller, on its and the Subsidiary behalf, in writing, and the Purchaser shall use its best efforts to cause such conditions to be fulfilled:

         9.1. Representations and Warranties. The representations and warranties of the Purchaser in this Agreement and in the Purchaser's Documents shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date. The representations and warranties of the Parent in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date.

         9.2. Performance by the Purchaser. The Purchaser shall have performed and complied in all material respects with the agreements, covenants, and conditions required by the Purchaser's Documents to be performed or complied with by it at or before the Closing.

         9.3. Assumption of Liabilities; Purchase Price. The Purchaser shall have delivered an Assignment and Assumption Agreement pertaining to the Assumed Liabilities under Section 1.4, and the Sale Shares, the Additional Sale Shares, subject to the retention for the benefit of the Purchaser of the Escrow Shares, and the Warrant Certificate as provided in Section 2.1.

         9.4. Opinion of the Purchaser's and Parent's Counsel. The Purchaser shall have delivered to the Seller and the Subsidiary opinions of Smith, Stratton, Wise, Heher & Brennan and Meitar, Liquornik, Geva & Co. counsel to the Purchaser and the Parent, dated the Closing Date, in the form attached hereto as
Exhibit 9.4.

         9.5. Certificate. The Seller shall have received a certificate executed by the Purchaser, dated as of the Closing Date, certifying, in such detail as the Seller may reasonably request, as to the fulfillment of the conditions set forth in Sections 9.1, 9.2 and 9.8.

         9.6. Certified Resolutions. The Seller shall have received copies of resolutions of the Purchaser and the Parent, certified by the Secretary thereof, authorizing the execution, delivery and performance of the Agreement and the transactions contemplated hereby, and authorizing the signatory officers of the Purchaser and the Parent to execute this Agreement.

         9.7. Litigation. No action or proceeding shall be pending or threatened before any court, tribunal, or governmental body, and no claim or demand shall have been made against the Purchaser or the Parent seeking to restrain or prohibit or to obtain damages or other relief in connection with the consummation of the transactions contemplated herein or in the Purchaser's Documents, which in the reasonably exercised opinion of the Seller makes it inadvisable to consummate such transaction.

         9.8. Consents. The Purchaser and Parent shall have obtained or, to the reasonable satisfaction of the Seller obviated the need to obtain, all consents, approvals or waivers from regulatory authorities and third parties necessary for the execution, delivery and performance of this Agreement and the Purchaser's Documents and the transactions contemplated by this Agreement and the Purchaser's Documents, all without cost to the Seller.

         9.9 Stockholders Agreement. The Purchaser and Parent shall have delivered to the Seller a Stockholders Agreement, in substantially the form attached hereto at Schedule 8.4, executed by Parent pertaining to all the Sale Shares, the Warrant Shares and the Additional Sale Shares.

10. Closing Deliveries.


         10.1. Deliveries of the Seller and the Subsidiary. At the Closing, the Seller and the Subsidiary shall deliver or shall cause to be delivered to the Purchaser the following:

                  (a) The Bill of Sale conveying to the Purchaser the Purchased Assets free and clear of all claims except as disclosed hereunder, duly executed by the Seller and the Subsidiary.

                  (b) The executed opinion ofFisher, Behar & Co., counsel to the Seller and the Subsidiary, referred to in Section 8.5.

                  (c) The certificates referred to in Section 8.6, duly executed.

                  (d) Copies of the consents, approvals, or waivers referred to in Section 8.8, including, without limitation, (i) the consent of the landlord of all Real Property Leases, (ii) the consent of the Investment Center, and
(iii) the consent of the OCS.

                  (e) The Release Evidence, referred to in Section 8.10.

                  (f) Certified resolutions of the board of directors of the Seller and the Subsidiary, and their respective shareholders.

                  (g) An Assignment and Assumption Agreement pertaining to the Assumed Liabilities, duly executed by the Seller and the Subsidiary.

                  (h) The Stockholders Agreement, described in Section 8.4 executed by Seller and all stockholders of Seller.

                  (i) The Non-competition Agreements, described in Section 8.12.

                  (j) Copy of a certificate of withholding tax exemption of the Seller from the Israeli Income Tax Authority.

         10.2. The Purchaser's Deliveries. At the Closing, the Purchaser shall deliver or cause to be delivered to the Seller the following:

                  (a) The Sale Shares, Warrant Certificates and Additional Sale Shares, subject to the retention of the Escrow Shares.

                  (b) An Assignment and Assumption Agreement pertaining to the Assumed Liabilities, duly executed by the Purchaser.

                  (c) The executed opinions of Smith, Stratton, Wise, Heher & Brennan and Meitar, Liquornik, Geva & Co., counsel to the Purchaser, referred to in Section 9.4.

                  (d) The certificate referred to in Section 9.5, duly executed by the Purchaser.

                  (e) Certified resolutions of the Board of Directors of the Purchaser and Parent.

                  (f) Copies of the consents, approvals or waivers referred to in Section 9.8.

                  (g) The Stockholders Agreement, described in Section 8.4 executed by Parent.

         10.3. Dismissal of Patent Litigation. At the Closing, the Parent and the Seller will execute a stipulation of voluntary dismissal in the form attached as Schedule 10.3 hereto pursuant to Rule 41(a)(1) of the Federal Rules of Civil Procedure with respect to all claims and counterclaims in the matter captioned Princeton Video Image, Inc. v. Scidel USA Ltd., C.A. No. 99-386-SLR, pending in the District of Delaware. The Parent agrees to file this stipulation with the Court promptly after the Closing, but in no event later than fifteen days after the Closing.

11. Restrictive Covenant. The Seller and the Subsidiary will enter into a Non-competition Agreement, in form and substance acceptable to the Purchaser, the Parent and their counsel, which shall restrict the Seller's, the Subsidiary's and their affiliates right, ability and authority to enter into, conduct or engage in a business, work, manufacturing, consulting or other area in which Purchaser, the Parent, or any subsidiary of either of them, are currently engaged or contemplate engaging in. The Non-competition Agreement shall include as parties thereto the Seller and the Subsidiary. The Seller and the Subsidiary will use their best efforts to obtain the execution of the Non-competition Agreement by those not a party to this Agreement.

12. The Seller's and Subsidiary's Employees and Employee Benefits.

         12.1. Employment. The Purchaser, the Parent, or any subsidiary of the Parent, in their sole discretion, may offer employment to any, or all, of the current employees of the Seller, or the Subsidiary, at such salary and benefit levels, and on such other terms, as the Purchaser, the Parent, or any subsidiary of the Parent shall determine. Such offer of employment will require each employee of the Seller or the Subsidiary to sign a non-competition, invention assignment and confidentiality agreement, in form and substance satisfactory to Purchaser, the Parent, or any subsidiary of the Parent, as the case may be, in their sole discretion, prior to commencing employment with the Purchaser, the Parent, or any subsidiary of the Parent, as the case may be. Any offer of employment will also require each employee of the Seller or the Subsidiary, as a condition of employment by the Purchaser, the Parent, or any subsidiary of the Parent, as the case may be, to sign a waiver of such employee's entitlement, right or claim to severance benefits from Seller or the Subsidiary under any agreement, contract, law or regulation. The Seller's and the Subsidiary's employees who accept employment with the Purchaser, Parent or any subsidiary of Parent upon the Closing shall be designated as the "Transferred Employees."

         12.2. Severance Benefits. None of the Purchaser, Parent or any subsidiary of Parent shall have any obligation to make severance payments to any of the Seller's or the Subsidiary's employee by virtue of the employee's termination of employment with or by the Seller or the Subsidiary prior to or as of the Closing or as a result of the Closing. For any Transferred Employees terminated subsequent to the Closing by the Purchaser, Parent or any subsidiary of Parent, such terminated Transferred Employee shall be entitled to severance benefits to which he or she was entitled under the terms and conditions of his or her employment with Seller or the Subsidiary, but only insofar as such severance benefits are set forth on Schedule 4.13 of the Disclosure Schedule. Subject to the Transferred Employees' consent, the Seller and the

Subsidiary shall transfer to the Purchaser, Parent or any subsidiary of Parent any and all amounts accrued for the benefit of any Transferred Employee, as part of the severance benefits to which he or she was entitled under the terms and conditions of his or her employment with Seller or the Subsidiary, as more fully set forth on Schedule 4.13. For all other Transferred Employees, entitlement to severance benefits shall be governed by the requirements of applicable law and regulation or as specifically provided for in any benefit plans adopted by the Purchaser, Parent or any subsidiary of Parent and specifically made applicable to employees hired by the Purchaser, Parent or any subsidiary of Parent. Notwithstanding the foregoing, the Seller shall reimburse the Purchaser for any severance expenses, including payments in respect of notice periods prior to termination, incurred by the Purchaser in connection with any Transferred Employees who cease to be employed by the Purchaser, for any reason, within 90 days following the Closing; such reimbursement may be paid in cash or by return of a portion of the Sale Shares.

         12.3. Credit for Accrued Vacation. The Purchaser, Parent or any subsidiary of Parent hiring the Transferred Employees shall provide such Transferred Employees with credit for accrued vacation as set forth on Schedule
4.13 of the Disclosure Schedule.

         12.4. The Seller's and Subsidiary's Employment Agreements. The Purchaser shall not have any responsibility or liability under any individual written agreement between the Seller or the Subsidiary and any of the Seller's or the Subsidiary's employees setting forth specific terms of employment duration or compensation, including, without limitation, any termination agreement.

         12.5. No Rights to Employment. Nothing expressed or implied in this Agreement shall confer upon any of the Seller's or the Subsidiary's employees, beneficiaries, dependents, legal representatives or collective bargaining agents of any such employee any right or remedy of any nature or kind whatsoever under or by reason of this Agreement, including, without limitation, any right to employment or to continued employment for any specified period, at any specified location or under any specified job category.

13. Indemnification.

         13.1. Indemnification by the Seller and the Subsidiary. The Seller and the Subsidiary shall, jointly and severally, indemnify, defend, and hold harmless the Purchaser, Parent, subsidiaries of the Parent and their affiliates, promptly upon demand at any time and from time to time, against any and all direct losses, liabilities, claims, actions, damages, and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively, "Losses"), arising out of or in connection with any of the following: (a) any misrepresentation or breach of any warranty made by the Seller or the Subsidiary in any of the Sellers' Documents; (b) the Retained Liabilities; (c) any breach or nonfulfillment of any covenant or agreement made by the Seller or the Subsidiary in any of the Sellers' Documents; (d) any demand of payment brought by suppliers of the Seller and the Subsidiary listed under Section 4.10(a), arising from the operation of the Seller's or the Subsidiary's business during any period or periods on or prior to the Closing Date, which were not resolved by the Seller and the Subsidiary, and (e) any claim by any taxing authority for taxes, interest, penalties, fees, assessments, duties and other similar governmental charges which arise from the operation of its business by the Seller or the Subsidiary during any period or periods on or prior to the Closing Date.

         13.2. Indemnification by the Purchaser. The Purchaser shall indemnify, defend, and hold harmless the Seller and the Subsidiary, promptly upon demand at any time and from time to time, against any and all Losses arising out of or in connection with any of the following: (a) any misrepresentation or breach of any warranty made by the Purchaser or Parent in any of the Purchaser's Documents;
(b) any breach or nonfulfillment of any covenant or agreement made by the Purchaser in the Purchaser's Documents; (c) any failure to pay the Assumed Liabilities or other liabilities expressly assumed by the Purchaser hereunder; and (d) any liabilities or obligations of, or claims or causes of action against the Seller or the Subsidiary which arise from the use of the Purchased Assets by the Purchaser during any period or periods after the Closing Date.

         13.3. Further Provisions Regarding Indemnification.

                  (a) Survival. Notwithstanding any examination or investigation made by or for any party, all representations, warranties, indemnities, covenants, and agreements made by the Seller and the Subsidiary in the Sellers' Documents, and made by the Purchaser and Parent in the Purchaser's Documents, shall survive the Closing for a period of two years.

                  (b) Limitations. Notwithstanding the foregoing, neither the Seller and the Subsidiary on the one hand, nor the Purchaser and Parent on the other (the Seller and the Subsidiary on the one hand, and the Purchaser and Parent on the other, being referred to in this Section 13 as a "Party"), shall be entitled to indemnification for Losses arising out of matters referred to in Sections 13.1 or 13.2, as applicable:

                           (i) unless it shall have given written notice to the
other Party, setting forth its claim for indemnification in reasonable detail, within two (2) years after the Closing Date; provided, however, that the foregoing limitation shall not apply with respect to a breach of the representations and warranties of title contained in Section 4.8 (with respect to which no time limit for indemnification of claims shall exist), and with respect to breaches of the representations and warranties contained in Section
4.7 (with respect to which such notice shall be given at any time prior to the expiration of the last applicable statute of limitations relating to the tax liability discussed therein); and

                           (ii) no claim for indemnification shall be made until
the aggregate sustained Losses incurred by the party seeking indemnification exceed Twenty-five Thousand Dollars ($25,000), in which case such party shall be entitled to indemnification for all Losses and no claim for indemnification and costs under (c) below shall exceed the aggregate amount of the Escrow Shares being held by the Escrow Agent pursuant to Section 2.1 hereof.

                  (c) Defense. If the matter with respect to which a Party seeks indemnification (the "Indemnitee") involves a claim asserted against the Indemnitee by a third party, promptly after receipt by the Indemnitee of notice of the commencement of any action, it will notify the other Party (the "Indemnitor") in writing of the commencement thereof but the omission so to notify the Indemnitor will not relieve the Indemnitor from any liability which it may have to the Indemnitee unless the Indemnitor is prejudiced by such omission. In case any such action shall be brought against the Indemnitee and it shall notify the Indemnitor of the commencement thereof, the Indemnitor shall be entitled to participate in, and, to the extent that it may wish to assume the defense thereof, with counsel satisfactory to the Indemnitee, and after notice from the Indemnitor to the Indemnitee of its election to assume the defense thereof, the Indemnitor shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof unless (i) the Indemnitee shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to this sentence, (ii) the Indemnitor shall not have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time, (iii) the Indemnitor and its counsel do not actively and vigorously pursue the defense of such action, or (iv) the Indemnitor has authorized the employment of counsel for the Indemnitee at the expense of the Indemnitor; provided, however, that the Indemnitee shall have the right to employ counsel to represent it if, in its reasonable judgment, it is advisable for it to be represented by separate counsel because separate defenses are available, or because a conflict of interest exists between the Indemnitee and the Indemnitor in respect to such claim, and in such event the fees and expenses of such separate counsel shall be paid by the Indemnitor. In such circumstance, the Indemnitee shall designate the counsel. The Indemnitor will not be liable to the Indemnitee for any settlement of any action or claim without the consent of the Indemnitor and the Indemnitor may not unreasonably withhold its consent to any settlement. The Indemnitor will not consent to entry of any judgment or enter into any settlement or compromise any claim which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnitee of a full release from all liability with respect to such claim or litigation.

14. Termination.


         14.1. Termination Events. This Agreement may, by notice given on or before the Closing Date, in the manner hereinafter provided, be terminated and abandoned:

                  (a) Material Default. By the Purchaser and Parent or the Seller and the Subsidiary if any other party materially defaults or breaches the Agreement with respect to the due and timely performance of any of such other party's covenants and agreements contained herein, or with respect to due compliance with any of such other party's representations and warranties contained herein.

                  (b) Conditions Not Met. By the Purchaser or Parent if all of the conditions set forth in Section 8 shall not have been satisfied (or are incapable of being satisfied) on or before Closing or waived by the Purchaser or Parent on or before such date; or by the Seller and the Subsidiary if all of the conditions set forth in Section 9 shall not have been satisfied (or are incapable of being satisfied) by Closing or waived by the Seller on or before such date.

                  (c) Mutual Consent. By mutual consent of the Purchaser, Parent and the Seller and the Subsidiary.

                  (d) Closing Not Occurred. By the Purchaser and the Parent or the Seller and the Subsidiary if the Closing shall not have occurred, through no fault of either party, on or before June 27, 2002 or such later date as may be agreed upon by the parties.

         14.2. Effect of Termination. Each party's right of termination hereunder is in addition to any other rights it may have hereunder or otherwise. If this Agreement is rightfully terminated pursuant to this Section 14, all further obligations of the parties hereunder shall terminate, except as otherwise provided herein.

         14.3. Confidentiality. The Confidential Disclosure Agreements previously entered into between the parties shall remain in effect notwithstanding the termination of this Agreement for any reason or any provision of this Agreement to the contrary. No party hereto shall issue any press release or make any public statement or disclosure with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto; provided, however, that if a party hereto reasonably determines, based upon the advice of counsel, that a public statement or disclosure regarding this Agreement is required by law, such party may make such public statement or disclosure, provided that such party shall first give the other parties an opportunity to review and comment on such proposed statement or disclosure.

15. Miscellaneous.

         15.1. Notices. All notices or other communications in connection with this Agreement shall be in writing and shall be considered given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent via commercial courier or telecopier, directed, as follows:

                  If to the Seller:

                  SciDel Technologies, Ltd.

                  Facsimile:
                            -------------------------
                  Attention:
                            -------------------------

                  If to the Subsidiary:



                  Facsimile:
                             ------------------------
                  Attention:
                            -------------------------

                  With copies to:

                  Fischer, Behar, Chen & Co.
                  3 Daniel Frisch St.
                  Tel Aviv 64731  Israel
                  Facsimile: 972-3-609-1117
                  Attention:  Elliot Dater, Adv.

                  If to the Purchaser:

                  Adco Imaging Ltd.
                  C/o Princeton Video Image, Inc.
                  15 Princess Road
                  Lawrenceville, N.J.  08648
                  Facsimile: 609-912-0044

                  If to the Parent:

                  Princeton Video Image, Inc.
                  15 Princess Road
                  Lawrenceville, N.J.  08648
                  Facsimile: 609-912-0044

                  With copies to copy (which shall not constitute notice) to:

                  Smith, Stratton, Wise, Heher & Brennan
                  600 College Road East
                  Princeton, New Jersey 08540
                  Facsimile:  609-987-6651
                  Attn:  Richard J. Pinto, Esq.

                  Meitar, Liquornik, Geva & Co.
                  16 Abba Hillel Silver Street
                  12th Floor
                  Ramat Gan 52506
                  Israel
                  Facsimile:  972-3-670-3111
                  Attn:  Clifford M.J. Felig, Esq.

         15.2. Dispute Resolution. In the event of any dispute relating to this Agreement, the parties to the dispute shall first use their reasonable best efforts to resolve the dispute amicably. If, after twenty (20) days, the parties have been unable to resolve the dispute, any party may submit the matter to arbitration, which shall be the sole method of dispute resolution in connection with this Agreement and the transactions contemplated hereby. Any arbitration shall be conducted in accordance with the Arbitration Rules of the International Chamber of Commerce. Each of Purchaser and Seller shall nominate one member to the arbitration panel; the nominees shall thereafter appoint a third panel member. In the event the Purchaser's and Seller's nominees unable to appoint a third member within twenty (20) days of the date of the last nominee to be appointed, the American Arbitration Association shall select the third panel member. Any decision of the arbitrators shall be final, binding and nonappealable by the parties. The parties agree that the arbitrators shall be authorized to award costs and fees to a prevailing party, but shall not be authorized to award exemplary damages in any form. Any arbitration initiated pursuant hereto shall be conducted in London, England.

         15.3. Entire Agreement; Modification and Waiver. This Agreement (which includes the Schedules and Exhibits) sets forth the parties' final and entire agreement with respect to its subject matter and supersedes any and all prior understandings and agreements, whether written or oral. This Agreement can be amended, supplemented, or changed, and any provision of this

Agreement can be waived, released, discharged or abandoned only by a written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, change, or waiver is sought. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to waive any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

         15.4. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors, administrators, personal representatives, successors, and assigns; provided, however, that neither this Agreement nor any right or obligation under this Agreement may be assigned or transferred, except that the Purchaser may assign this Agreement and its rights under this Agreement, in whole or in part, to the Parent or any direct or indirect wholly-owned subsidiary of the Purchaser or Parent; and provided further that the Purchaser may designate any direct or indirect wholly-owned subsidiary of the Purchaser or Parent to purchase all or any part of the Purchased Assets or to assume all or any part of the Assumed Liabilities.

         15.5. Section Headings. The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         15.6. Fees and Expenses; Sales Taxes; VAT. Whether or not the transactions contemplated by this Agreement are consummated, the parties shall pay their own respective expenses, except as otherwise provided herein. The Seller and the Subsidiary shall pay any transfer, sale, purchase, use or similar taxes under the laws of any nation, state, county, city, or political subdivision thereof, payable as a result of the transactions contemplated hereby. To the extent to which any payment which shall be made according to the provisions of this Agreement is subject to VAT, VAT at the applicable rate shall be added to the amount stated in this Agreement, and the payment shall be made in accordance with a duly prepared tax invoice However, if the consent of the Director of Customs and Value Added Tax (the "Director"), under Section 20 of the Israeli VAT Law, is obtained, allowing the Purchaser to be liable for payments of VAT arising from this Agreement, the Purchaser will be entitled to issue a self-invoice instead of the Seller. The Seller and the Subsidiary will co-operate with the Parent and the Purchaser in obtaining such consent of the Director.

         15.7. Severability. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid, or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid, or unenforceable, and such illegality, invalidity, or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

         15.8. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal law of Israel (without reference to its rules as to conflicts of law)

         15.9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.



                             SIGNATURE PAGE FOLLOWS

                                     *******

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


THE PURCHASER:                        Adco Imaging Ltd.


                                      By:      /s/ Roberto Sonabend
                                          -----------------------------------
                                      Name: Roberto Sonabend

                                      Title:   Director
                                              -------------------------------

THE PARENT                            Princeton Video Image, Inc.


                                      By:      /s/ Roberto Sonabend
                                          -----------------------------------
                                      Name: Roberto Sonabend

                                      Title:   Co-Ceo
                                             --------------------------------

THE SELLER:                           SciDel Technologies, Inc.


                                      By:      /s/ Shinuel Zahari
                                          -----------------------------------
                                      Name:     Shinuel Zahari

                                      Title:   CEO
                                             --------------------------------

THE SUBSIDIARY:                       SciDel USA Ltd.


                                      By:      /s/ Kobi Bendel
                                          -----------------------------------
                                      Name:    Kobi Bendel

                                      Title:   President
                                             --------------------------------

THE SCHEDULES AND EXHIBITS TO THIS DOCUMENT (WHICH ARE LISTED ON THE TABLE OF CONTENTS INCLUDED IN THIS DOCUMENT) HAVE BEEN OMITTED PURSUANT TO REGULATION S-K, ITEM 601(b)(2). THE COMPANY AGREES TO FURNISH SUPPLEMENTALLY A COPY OF ANY OF THE OMITTED SCHEDULES AND EXHIBITS TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST.



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